Exhibit 23(j)






INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 33-12463 of Centennial America Fund, L.P. on form N-1A of Centennial America Fund, L.P. of our report dated January 25, 1999 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.



/s/ Deloitte & Touche LLP
------------------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
April 29, 1999